EXHIBIT 10.5

CORE-MARK HOLDING COMPANY, INC.

INDEMNIFICATION AGREEMENT

This Indemnification Agreement (“Agreement”) is effective as of December     , 2004 by and between Core-Mark Holding Company, Inc., a Delaware corporation (the “Company”), and                      (the “Indemnitee”).

WHEREAS, the Company desires to attract and retain the services of highly qualified individuals, such as Indemnitee, to serve the Company and its subsidiaries as directors and in other capacities;

WHEREAS, in order to induce Indemnitee to provide services to the Company and/or its subsidiaries, the Company wishes to provide for the indemnification of, and the advancement of expenses to, Indemnitee to the maximum extent now or hereafter permitted by Delaware law;

WHEREAS, the Company and Indemnitee recognize the continued difficulty in obtaining liability insurance for the Company’s directors, officers, employees, agents, fiduciaries and related parties, the significant increases in the cost of such insurance and the general limitations in the coverage of such insurance;

WHEREAS, the Company and Indemnitee further recognize the substantial increase in corporate litigation in general, subjecting directors, officers, employees, agents, fiduciaries and related parties to expensive litigation risks at the same time as the availability and coverage of liability insurance has been severely limited;

WHEREAS, in view of the considerations set forth above, the Company desires that Indemnitee shall be indemnified and advanced expenses by the Company as set forth herein; and

WHEREAS, in order to induce Indemnitee to accept a position as a director or an officer of the Company and hereafter as a director or an officer of its subsidiaries, the Company has agreed to provide Indemnitee the additional protection provided by an indemnification agreement and to provide indemnification and advancement of expenses to the Indemnitee to the maximum extent now or hereafter permitted by Delaware law.

NOW, THEREFORE, the Company and Indemnitee hereby agree as set forth below.

1. Certain Definitions.

(a) “Business Combination” shall mean a reorganization, merger or consolidation or sale or other disposition of all or substantially all of the assets of the Company.

(b) “Change in Control” shall mean, and shall be deemed to have occurred if, on or after the date of this Agreement:

(i) Any “person” or “group” as those terms are used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), other than a trustee or other fiduciary holding securities under an employee benefit plan of the Company, or any successors thereto is or becomes the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act or any successor thereto), directly or indirectly, of securities of the Company representing 40% or more of the combined voting power of the Company’s then outstanding securities; or

(ii) The Incumbent Directors cease for any reason, including without limitation, as a result of a tender offer, proxy contest, merger or similar transaction, to constitute at least a majority of the board of directors of the Company (the “Board”); provided that, any person who becomes a director of the Company subsequent to the date of this Agreement shall be considered an Incumbent Director if such person’s election or nomination for election was approved by a vote of at least two-thirds (2/3) of the Incumbent Directors then in office; but provided further that, any such person whose initial assumption of office on the Board is in connection with an actual or threatened election contest relating to the election of members of the Board or other actual or threatened solicitation of proxies or consents by or on behalf of a “person” (as defined in Sections 13(d) and 14(d) of the Exchange Act) other than the Board, including by reason of agreement intended to avoid or settle any such actual or threatened contest or solicitation, shall not become an Incumbent Director; or

(iii) The consummation of any Business Combination, in each case, unless, following such Business Combination, all or substantially all of the individuals and entities who were the beneficial owners of outstanding Voting Securities of the Company immediately prior to such Business Combination beneficially own, directly or indirectly, more than 50% of the combined voting power of the then outstanding Voting Securities entitled to vote generally in the election of directors, as the case may be, of the company resulting from such Business Combination (including, without limitation, a company which, as a result of such transaction, owns the Company or all or substantially all of the Company’s assets either directly or through one or more subsidiaries); or

(iv) The stockholders of the Company approve any plan or proposal for the complete liquidation or dissolution of the Company; or

(v) The stockholders of the Company approve the sale or other disposition of all or substantially all of the assets (in one transaction or a series of transactions) of the Company and such transaction is consummated; or

(vi) After shares of the Company’s common stock, par value $0.01 per share, become publicly traded, the stockholders of the Company approve a going private transaction which will result in such shares no longer being publicly traded and such transaction is consummated.

(c) “Claim” shall mean any alleged, threatened, pending or completed action, suit, proceeding or alternative dispute resolution mechanism, or any hearing, inquiry or investigation that Indemnitee in good faith believes might lead to the institution of any such action, suit, proceeding or alternative dispute resolution mechanism, whether civil, criminal, administrative, investigative or otherwise.

(d) References to the “Company” shall include, in addition to the Company, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger to which the Company (or any of its wholly owned subsidiaries) is a party which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, employees, control persons, agents or fiduciaries, so that if Indemnitee is or was or may be deemed to be a director, officer, employee, control person, agent or fiduciary of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee, control person, agent or fiduciary of another corporation, partnership, joint venture, employee benefit plan, trust or other enterprise, Indemnitee shall stand in the same position under the provisions of this Agreement with respect to the resulting or surviving corporation as Indemnitee would have with respect to such constituent corporation if its separate existence had continued.

(e) “Expenses” shall mean any and all expenses (including attorneys’ fees and all other costs, expenses and obligations incurred in connection with investigating, defending, being a witness in or participating in (including on appeal), or preparing to defend, to be a witness in or to participate in, any action, suit, proceeding alternative dispute resolution mechanism, hearing, inquiry or investigation), judgments, fines, penalties and amounts paid in settlement (if such settlement is approved in advance by the Company which approval shall not be unreasonably withheld or delayed), actually and reasonably incurred, of any Claim and any federal, state, local or foreign taxes imposed on the Indemnitee as a result of the actual or deemed receipt of any payments under this Agreement.

(f) “Expense Advance” shall mean a payment to Indemnitee pursuant to Section 3 hereof of Expenses in advance of the settlement of or final judgment in any action, suit, proceeding or alternative dispute resolution mechanism, hearing, inquiry or investigation which constitutes a Claim.

(g) “Incumbent Directors” means the persons who on the date of this Agreement constitute the Board and any other persons who subsequently become “Incumbent Directors” pursuant to the terms of Section 1(b)(ii).

(h) “Independent Legal Counsel” shall mean an attorney or firm of attorneys, selected in accordance with the provisions of Section 2(d) hereof, who shall not have otherwise performed services for the Company or Indemnitee within the last three years (other than with respect to matters concerning the rights of Indemnitee under this Agreement, or of other indemnitees under similar indemnity agreements).

(i) References to “other enterprises” shall include employee benefit plans; references to “fines” shall include any excise taxes assessed on Indemnitee with respect to an employee benefit plan; and references to “serving at the request of the Company” shall include any service as a director, officer, employee, agent or fiduciary of the Company and/or its subsidiaries which imposes duties on, or involves services by, such director, officer, employee, agent or fiduciary with respect to an employee benefit plan, its participants or its beneficiaries and if Indemnitee acted in good faith and in a manner Indemnitee reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan, Indemnitee shall be deemed to have acted in a manner “not opposed to the best interests of the Company” as referred to in this Agreement.

(j) “Reviewing Party” shall mean, subject to the provisions of Section 2(d) hereof, any appropriate person or body appointed by the Board of Directors in accordance with Delaware law to review the Company’s obligations hereunder and under Delaware law, which may include a member or members of the Company’s Board of Directors, any Independent Legal Counsel or any other person or body not a party to the particular Claim for which Indemnitee is seeking indemnification.

(k) “Section” refers to a section of this Agreement unless otherwise indicated.

(l) “Voting Securities” shall mean any securities of the Company that vote under normal circumstances in the election of directors.

2. Indemnification.

(a) Indemnification of Expenses. Subject to the provisions of Section 2(b) and Section 10, the Company shall indemnify and hold harmless Indemnitee (including its respective directors, officers, partners, members, employees, agents and spouse, as applicable) and each person who controls any of them or who may be liable within the meaning of Section 15 of the Securities Act of 1933, as amended (the “Securities Act”), or Section 20 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), for Expenses (including all interest, assessments and other charges paid or payable in connection with or in respect of such Expenses) to the fullest extent now or hereafter permitted by Delaware law if Indemnitee was or is or becomes a party to or witness or other participant in, or is threatened to be made a party to or witness or other participant in, any Claim, by reason of (or arising in part or in whole out of) any event or occurrence related to the fact that Indemnitee is or was or may be deemed to be a director, officer, stockholder, employee, controlling person, agent or fiduciary of the Company, or any subsidiary of the Company, or is or was or may be deemed to be serving at the request of the Company as a director, officer, stockholder, employee, controlling person, agent or fiduciary of another corporation, partnership, limited liability company, joint venture, trust or other enterprise, or by reason of any action or inaction on the part of Indemnitee while serving in such capacity including, without limitation, any and all losses, claims, damages, expenses and liabilities, joint or several (including any investigation, legal and other expenses incurred in connection with, and any amount paid in settlement of, any action, suit, proceeding or any claim asserted) under the Securities Act, the Exchange Act or other federal or state statutory law or regulation, at common law or otherwise or which relate directly or indirectly to the registration, purchase, sale or ownership of any securities of the Company or to any fiduciary obligation owed with respect thereto or as a direct or indirect result of any Claim made by any stockholder of the Company against Indemnitee and arising out of or related to any round of financing of the Company (including but not limited to Claims regarding non-participation, or non-pro rata participation, in such round by such stockholder), or made by a third party against Indemnitee based on any misstatement or omission of a material fact by the Company in violation of any duty of disclosure imposed on the Company by federal or state securities or common laws.

(b) Review of Indemnification Obligation. Notwithstanding the foregoing, in the event any Reviewing Party shall have determined ( in a written opinion, in any case in which any Independent Legal Counsel is the Reviewing Party) that Indemnitee is not entitled to be indemnified hereunder under Delaware law, (i) the Company shall have no further obligation under Section 2(a) above to make any payments to Indemnitee not made prior to such determination by such Reviewing Party, and (ii) the Company shall be entitled to be reimbursed by Indemnitee (who hereby agrees to reimburse the Company) for all Expenses theretofore paid in indemnifying Indemnitee; provided, however, that if Indemnitee has commenced or thereafter commences legal proceedings in a court of competent jurisdiction to secure a determination that Indemnitee is entitled to be indemnified hereunder under Delaware law, any determination made by any Reviewing Party that Indemnitee is not entitled to be indemnified hereunder under Delaware law shall not be binding and Indemnitee shall not be required to reimburse the Company for any Expenses theretofore paid in indemnifying Indemnitee until a final judicial determination is made with respect thereto (as to which all rights of appeal therefrom have been exhausted or lapsed). Indemnitee’s obligation to reimburse the Company for any Expenses shall be unsecured and no interest shall be charged thereon.

(c) Indemnitee Rights on Unfavorable Determination-Binding Effect. If any Reviewing Party determines that Indemnitee substantively is not entitled to be indemnified hereunder in whole or in part under Delaware law, Indemnitee shall have the right to commence litigation seeking an initial determination by the court challenging any such determination by such Reviewing Party or any aspect thereof, including the legal or factual basis therefor, and, subject to the provisions of Section 16, the Company hereby consents to service of process and to appear in any such proceeding. Absent such litigation, any determination by any Reviewing Party shall be conclusive and binding on the Company and Indemnitee.

(d) Selection of Reviewing Party; Change in Control. If there has not been a Change in Control, any Reviewing Party shall be selected by the Board of Directors and approved by Indemnitee (which approval shall not be unreasonably withheld or delayed), and if there has been such a Change in Control, any Reviewing

Party with respect to all matters thereafter arising concerning the rights of Indemnitee to indemnification of Expenses under this Agreement or any other agreement or under the Company’s Certificate of Incorporation or Bylaws as now or hereafter in effect, or under any other Delaware law, if desired by Indemnitee, shall be Independent Legal Counsel selected by Indemnitee and approved by the Company (which approval shall not be unreasonably withheld or delayed). Such counsel, among other things, shall render its written opinion to the Company and Indemnitee as to whether and to what extent Indemnitee would be entitled to be indemnified hereunder under Delaware law and the Company agrees to abide by such opinion. The Company agrees to pay the reasonable fees of the Independent Legal Counsel referred to above and to indemnify fully such counsel against any and all expenses (including attorneys’ fees), claims, liabilities and damages arising out of or relating to this Agreement or its engagement pursuant hereto. Notwithstanding any other provision of this Agreement, the Company shall not be required to pay Expenses of more than one Independent Legal Counsel in connection with all matters concerning a single Indemnitee, and such Independent Legal Counsel shall be the Independent Legal Counsel for any or all other Indemnitees unless (i) the Company otherwise determines or (ii) any Indemnitee shall provide a written statement setting forth in detail a reasonable objection to such Independent Legal Counsel representing other Indemnitees.

(e) Mandatory Payment of Expenses. Notwithstanding any other provision of this Agreement other than Section 10 hereof, to the extent that Indemnitee has been successful on the merits or otherwise, including, without limitation, the dismissal of any action without prejudice, in defense of any Claim, Indemnitee shall be indemnified against all Expenses incurred by Indemnitee in connection therewith.

(f) Contribution. If the indemnification provided for in Section 2(a) above for any reason is held by a court of competent jurisdiction to be unavailable to Indemnitee in respect of any losses, claims, damages, expenses or liabilities referred to therein, then the Company, in lieu of indemnifying Indemnitee thereunder, shall contribute to the amount paid or payable by Indemnitee as a result of such losses, claims, damages, expenses or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the Company and Indemnitee, or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company and Indemnitee in connection with the action or inaction which resulted in such losses, claims, damages, expenses or liabilities, as well as any other relevant equitable considerations. In connection with the registration of the Company’s securities, the relative benefits received by the Company and Indemnitee shall be deemed to be in the same respective proportions that the net proceeds from the offering (before deducting expenses) received by the Company and Indemnitee, in each case as set forth in the table on the cover page of the applicable prospectus, bear to the aggregate public offering price of the securities so offered. The relative fault of the Company and Indemnitee shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or Indemnitee and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

The Company and Indemnitee agree that it would not be just and equitable if contribution pursuant to this Section 2(f) were determined by pro rata or per capita allocation or by any other method of allocation which does not take account of the equitable considerations referred to in the immediately preceding paragraph. In connection with the registration of the Company’s securities, in no event shall Indemnitee be required to contribute any amount under this Section 2(f) in excess of the lesser of (i) that proportion of the total of such losses, claims, damages or liabilities indemnified against equal to the proportion of the total securities sold under such registration statement which is being sold by Indemnitee or (ii) the proceeds received by Indemnitee from its sale of securities under such registration statement. No person found guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not found guilty of such fraudulent misrepresentation.

3. Expense Advances.

(a) Obligation to Make Expense Advances. Prior to the Company making any Expense Advances to Indemnitee hereunder, Indemnitee shall provide the Company with a written undertaking to repay such Expense Advances if it is ultimately determined that the Indemnitee is not entitled to be indemnified by the Company.

(b) Form of Undertaking. Any written undertaking by the Indemnitee to repay any Expense Advances hereunder shall be unsecured and no interest shall be charged thereon.

(c) Determination of Reasonable Expense Advances. The parties agree that for the purposes of any Expense Advance for which Indemnitee has made written demand to the Company in accordance with this Agreement, all Expenses included in such Expense Advance that are certified by affidavit of Indemnitee’s counsel as being reasonable shall be presumed conclusively to be reasonable.

4. Procedures for Indemnification and Expense Advances.

(a) Timing of Payments. All payments of Expenses (including, without limitation, Expense Advances) by the Company to the Indemnitee pursuant to this Agreement shall be made to the fullest extent permitted by Delaware law, as soon as practicable after written demand by Indemnitee therefor is presented to the Company, but in no event later than forty-five (45) days (or, in the case of Expense Advances, twenty (20) days) after such written demand by Indemnitee is presented to the Company.

(b) Notice/Cooperation by Indemnitee. Indemnitee shall, as a condition precedent to Indemnitee’s right to be indemnified or Indemnitee’s right to receive Expense Advances under this Agreement, give the Company written notice as soon as practicable of any Claim made against Indemnitee for which indemnification will or could be sought under this Agreement. Notice to the Company shall be directed to the Chief Executive Officer of the Company at the address shown on the signature page of this Agreement (or such other address as the Company shall designate in writing to Indemnitee). In addition, Indemnitee shall give the Company such information and cooperation as it may reasonably require and as shall be within Indemnitee’s power.

(c) No Presumptions; Burden of Proof. For purposes of this Agreement, the termination of any Claim by judgment, order, settlement (whether with or without court approval) or conviction, or upon a plea of nolo contendere, or its equivalent, shall not create a presumption that Indemnitee did not meet any particular standard of conduct or have any particular belief or that a court has determined that indemnification is not permitted by this Agreement or Delaware law. In addition, neither the failure of any Reviewing Party to have made a determination as to whether Indemnitee has met any particular standard of conduct or had any particular belief, nor an actual determination by any Reviewing Party that Indemnitee has not met such standard of conduct or did not have such belief, prior to the commencement of legal proceedings by Indemnitee to secure a judicial determination that Indemnitee should be indemnified under this Agreement or Delaware law, shall be a defense to Indemnitee’s claim or create a presumption that Indemnitee has not met any particular standard of conduct or did not have any particular belief. In connection with any determination by any Reviewing Party or otherwise as to whether the Indemnitee is entitled to be indemnified hereunder, the burden of proof shall be on the Company to establish that Indemnitee is not so entitled.

(d) Notice to Insurers. If, at the time of the receipt by the Company of a notice of a Claim pursuant to Section 4(b) hereof, the Company has liability insurance in effect which may cover such Claim, the Company shall give prompt notice of the commencement of such Claim to the insurers in accordance with the procedures set forth in the respective policies. The Company shall thereafter take all necessary or desirable action to cause such insurers to pay, on behalf of the Indemnitee, all amounts payable as a result of such Claim in accordance with the terms of such policies; provided that nothing in this Section 4(d) shall affect the Company’s obligations under this Agreement or the Company’s obligation to comply with the provisions of this Agreement in a timely manner as provided herein.

(e) Selection of Counsel. In the event the Company shall be obligated hereunder to provide indemnification for or make any Expense Advances with respect to the Expenses of any Claim, the Company, if appropriate, shall be entitled to assume the defense of such Claim with counsel approved by Indemnitee (which approval shall not be unreasonably withheld or delayed) upon the delivery to Indemnitee of written notice of the Company’s election to do so. After delivery of such notice, approval of such counsel by Indemnitee and the retention of such counsel by the Company, the Company will not be liable to Indemnitee under this Agreement for any fees or expenses of separate counsel subsequently employed by or on behalf of Indemnitee with respect to the same Claim; provided that (i) Indemnitee shall have the right to employ lndemnitee’s separate counsel in any such Claim at Indemnitee’s expense, (ii) Indemnitee shall have the right to employ its own counsel in connection with any such proceeding at the expense of the Company, if such counsel services in a review, observer, advice and counseling capacity and does not otherwise materially control or participate in the defense of such proceeding, and (iii) if (A) the employment of separate counsel by Indemnitee has been previously authorized by the Company, (B) Indemnitee shall have reasonably concluded that there may be a conflict of interest between the Company and Indemnitee in the conduct of any such defense, or (C) either the Company or such retained counsel has not continued to defend such Claim for any reason, then the fees and expenses of Indemnitee’s separate counsel shall be Expenses for which Indemnitee may receive indemnification or Expense Advances hereunder.

5. Additional Indemnification Rights, Nonexclusivity.

(a) Scope. The Company hereby agrees to indemnify the Indemnitee (including for services rendered by the Indemnitee to the Company’s subsidiaries as director, officer, employee, agent or fiduciary of any such subsidiary) to the fullest extent now or hereafter permitted by Delaware law, notwithstanding that such indemnification is not specifically authorized by the other provisions of this Agreement, the Company’s Certificate of Incorporation, the Company’s Bylaws or by statute. In the event of any change after the date of this Agreement in any Delaware law, statute or rule which expands the right of a Delaware corporation to indemnify a member of its board of directors or an officer, employee, agent, stockholder, controlling person, fiduciary or related party, it is the intent of the parties hereto that Indemnitee shall enjoy by this Agreement the greater benefits afforded by such change. In the event of any change in any Delaware law, statute or rule which narrows or limits the right of a Delaware corporation to indemnify a member of its board of directors or an officer, employee, agent, fiduciary or related party, such change, to the extent not otherwise required by such law, statute or rule to be applied to this Agreement, shall have no effect on this Agreement or the parties’ rights and obligations hereunder except as set forth in Section 10(a) hereof.

(b) Nonexclusivity. The indemnification and the payment of Expense Advances provided by this Agreement shall be in addition to any rights to which Indemnitee may be entitled under the Company’s Certificate of Incorporation, its Bylaws, any other agreement, any vote of stockholders or disinterested directors, the General Corporation Law of the State of Delaware (or any other applicable law), or otherwise. The indemnification and the payment of Expense Advances provided under this Agreement shall continue as to Indenmitee for any action taken or not taken while serving in an indemnified capacity even though subsequent thereto Indemnitee may have ceased to serve in such capacity.

6. No Duplication of Payments. The Company shall not be liable under this Agreement to make any payment in connection with any Claim made against Indemnitee to the extent Indemnitee has otherwise actually received payment (under any insurance policy, provision of the Company’s Certificate of Incorporation, Bylaws or otherwise) of the amounts otherwise payable hereunder,

7. Partial Indemnification. If Indemnitee is entitled under any provision of this Agreement to indemnification by the Company for some or a portion of Expenses incurred in connection with any Claim, but not, however, for all of the total amount thereof, the Company shall nevertheless indemnify Indemnitee for the portion of such Expenses to which Indemnitee is entitled.

8. Mutual Acknowledgment. Both the Company and Indemnitee acknowledge that in certain instances, federal or other applicable law or public policy articulated by the Securities and Exchange Commission may prohibit the Company from indemnifying its directors, officers, employees, agents, fiduciaries or related parties under this Agreement or otherwise. Indemnitee understands and acknowledges that the Company has undertaken or may be required in the future to undertake with the Securities and Exchange Commission to submit the question of indemnification to a court in certain circumstances for a determination of the Company’s right under public policy to indemnify Indemnitee. In any such case, the Company shall provide contribution to Indemnitee with respect to any Claim as set forth in Section 2(f).

9. Liability Insurance. To the extent the Company maintains liability insurance applicable to directors, officers, employees, control persons, agents or fiduciaries, Indemnitee shall be covered by such policies in such a manner as to provide Indemnitee the same rights and benefits as are provided to the most favorably insured of the Company’s directors, if Indemnitee is a director; or of the Company’s officers, if Indemnitee is not a director of the Company but is an officer; or of the Company’s key employees, control persons, agents or fiduciaries, if Indemnitee is not an officer or director but is a key employee, control person, agent or fiduciary.

10. Exceptions. Notwithstanding any other provision of this Agreement, the Company shall not be obligated pursuant to the terms of this Agreement:

(a) Excluded Action or Omissions. To indemnify Indemnitee for Expenses resulting from acts, omissions or transactions for which Indemnitee is prohibited from receiving indemnification under this Agreement or Delaware law as determined by a court of competent jurisdiction in a final and non-appealable judgment; provided, however, that notwithstanding any limitation set forth in this Section 10(a) regarding the Company’s obligation to provide indemnification, Indemnitee shall be entitled under Section 3 to receive Expense Advances hereunder with respect to any such Claim unless and until a court having jurisdiction over the Claim shall have made a final judicial determination (as to which all rights of appeal therefrom have been exhausted or lapsed) that Indemnitee has engaged in acts, omissions or transactions for which Indemnitee is prohibited from receiving indemnification under this Agreement or Delaware law.

(b) Claims Initiated by Indemnitee. To indemnify or make Expense Advances to Indemnitee with respect to Claims initiated or brought voluntarily by Indemnitee and not by way of defense, counterclaim or cross claim, except (i) with respect to actions or proceedings brought to establish or enforce a right to indemnification under this Agreement or any other agreement or insurance policy or under the Company’s Certificate of Incorporation or Bylaws now or hereafter in effect relating to Claims, (ii) in specific cases if the Board of Directors has approved the initiation or bringing of such Claim, or (iii) as otherwise required under Delaware law, regardless of whether Indemnitee ultimately is determined to be entitled to such indemnification or insurance recovery, as the case may be.

(c) Claims Under Section 16(b). To indemnify Indemnitee for expenses and the payment of profits arising from the purchase and sale by Indemnitee of securities in violation of Section 16(b) of the Exchange Act or any similar successor statute.

(d) Unlawful Indemnification. To indemnify Indemnitee if a final decision by a court having jurisdiction in the matter shall determine that such indemnification is not lawful.

(e) Lack of Good Faith. To indemnify Indemnitee for any Expenses incurred by the Indemnitee with respect to any action instituted (i) by Indemnitee to enforce or interpret this Agreement, if a court having jurisdiction over such action determines as provided in Section 14 hereof that each of the material assertions made by Indemnitee as a basis for such action was not made in good faith or was frivolous, or (ii) by or in the name of the Company to enforce or interpret this Agreement, if a court having jurisdiction over such action determines as provided in Section 14 hereof that each of the material defenses asserted by Indemnitee in such action was made in bad faith or was frivolous.

11. Period of Limitations. No legal action shall be brought and no cause of action shall be asserted by or in the right of the Company against Indemnitee, Indemnitee’s estate, spouse, heirs, executors or personal or legal representatives after the expiration of five (5) years from the date of accrual of such cause of action, and any claim or cause of action of the Company shall be extinguished and deemed released unless asserted by the timely filing of a legal action within such five (5) year period; provided, however, that if any shorter period of limitations is otherwise applicable to any such cause of action, such shorter period shall govern.

12. Counterparts. This Agreement may be executed in one or more counterparts (including by facsimile), each of which shall constitute an original.

13. Binding Effect; Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of and be enforceable by the parties hereto (including those persons and entities included in the definition of “Indemnitee” in Section 2(a) above) and their respective successors, assigns (including any direct or indirect successor by purchase, merger, consolidation or otherwise to all or substantially all of the business or assets of the Company), spouses, heirs and personal and legal representatives. The Company shall require and cause any successor (whether director indirect, and whether by purchase, merger, consolidation or otherwise) to all, substantially all, or a substantial part, of the business or assets of the Company, by written agreement in form and substance satisfactory to Indemnitee, expressly to assume and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform if no such succession had taken place. This Agreement shall continue in effect regardless of whether Indemnitee continues to serve as a director, officer, employee, agent or fiduciary (as applicable) of the Company or of any other enterprise, including subsidiaries of the Company, at the Company’s request.

14. Expenses Incurred in Action Relating to Enforcement or Interpretation. In the event that any action is instituted by Indemnitee under this Agreement or under any liability insurance policies maintained by the Company to enforce or interpret any of the terms hereof or thereof, Indemnitee shall be entitled to be indemnified for all Expenses incurred by Indemnitee with respect to such action (including, without limitation, attorneys’ fees), regardless of whether Indemnitee is ultimately successful in such action, unless as a part of such action a court having jurisdiction over such action makes a final judicial determination (as to which all rights of appeal therefrom have been exhausted or lapsed) that each of the material assertions made by Indemnitee as a basis for such action was not made in good faith or was frivolous; provided, however, that until such final judicial determination is made, Indemnitee shall be entitled under Section 3 to receive payment of Expense Advances hereunder with respect to such action. In the event of an action instituted by or in the name of the Company under this Agreement to enforce or interpret any of the terms of this Agreement, Indemnitee shall be entitled to be indemnified for all Expenses incurred by Indemnitee in defense of such action (including, without limitation, costs and expenses incurred with respect to Indemnitee’s counterclaims and cross-claims made in such action), unless as a part of such action a court having jurisdiction over such action makes a final judicial determination (as to which all rights of appeal therefrom have been exhausted or lapse) that each of the material defenses asserted by Indemnitee in such action was made in bad faith or was frivolous; provided, however, that until such final judicial determination is made, Indemnitee shall be entitled under Section 3 hereof to receive payment of Expense Advances hereunder with respect to such action.

15. Notice. All notices, requests, demands and other communications under this Agreement shall be in writing and shall be deemed duly given (i) if delivered by hand and signed for by the party addressed, on the date of such delivery, or (ii) if mailed by domestic certified or registered mail with postage prepaid, on the third business day after the date postmarked. Addresses for notice to either party are as shown on the signature page of this Agreement, or as subsequently modified by written notice.

16. Consent to Jurisdiction. The Company and Indemnitee each hereby irrevocably consent to the jurisdiction of the courts of the State of Delaware for all purposes in connection with any action or proceeding which arises out of or relates to this Agreement.

17. Severability. The provisions of this Agreement shall be severable in the event that any of the provisions hereof (including any provision within a single section, paragraph or sentence) are held by a court of competent jurisdiction to be invalid, void or otherwise unenforceable, and the remaining provisions shall remain enforceable to the fullest extent permitted by Delaware law. Furthermore, to the fullest extent possible, the provisions of this Agreement (including without limitation each portion of this Agreement containing any provision held to be invalid, void or otherwise unenforceable, that is not itself invalid, void or unenforceable) shall be construed so as to give effect to the intent manifested by the provision held invalid, illegal or unenforceable.

18. Choice of Law. This Agreement, and all rights, remedies, liabilities, powers and duties of the parties to this Agreement, shall be governed by and construed in accordance with the laws of the State of Delaware without regard to principles of conflicts of laws.

19. Subrogation. In the event of payment under this Agreement, the Company shall be subrogated to the extent of such payment to all of the rights of recovery of Indemnitee, who shall execute all documents required and shall do all acts that may be necessary to secure such rights and to enable the Company effectively to bring suit to enforce such rights.

20. Amendment and Termination. No amendment, modification, termination or cancellation of this Agreement shall be effective unless it is in writing signed by both the parties hereto. No waiver of any of the provisions of this Agreement shall be deemed to be or shall constitute a waiver of any other provisions hereof (whether or not similar), nor shall such waiver constitute a continuing waiver.

21. Corporate Authority. The Board of Directors of the Company and its stockholders in accordance with Delaware law have approved the terms of this Agreement.

22. Integration and Entire Agreement. This Agreement sets forth the entire understanding between the parties hereto and supersedes and merges all previous written and oral negotiations, commitments, understandings and agreements relating to the subject matter hereof between the parties hereto.

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IN WITNESS WHEREOF, the parties hereto have executed this Indemnification Agreement as of the date first above written.

CORE-MARK HOLDING COMPANY, INC.

J. Michael Walsh President and Chief Executive Officer

Address:	Core-Mark Holding Company, Inc.
395 Oyster Point Blvd., Suite 415
South San Francisco, CA 94080

INDEMNITEE

Address: